EXHIBIT 99.1

Letter of Intent

This Agreement is entered into as of the 27 day of November, 2017, (the “Effective Date”) by and between, Ngen Technologies USA, Corp, a Texas corporation. (the “Seller”) located at 5430 LBJ Freeway #1200, Dallas, Texas 75240 and Greenfield Farms Food, Inc., a Nevada corporation, (the “Buyer”) located at 118 West 5th Street, Covington, KY 41011.

WHEREAS, the Seller owns and conducts a business known as Ngen Technologies USA Corp (“Ngen”), which engages in the business of 3D technologies including automotive, mobile and display. Ngen has also developed new state-of-art automotive muffler/silencer technologies (hereinafter, the “Business”). The business is located at 5430 LBJ Freeway #1200, in the City of Dallas, County of Dallas, and State of Texas.

WHEREAS, the parties intend that the Buyer shall acquire from the Seller the above-identified automotive muffle/silencer technology and certain purchase orders for the terms and conditions described below, and pursuant to the attachments and exhibits, if any, annexed to this main document.

NOW THEREFORE, for the reasons set forth, and in consideration of the mutual covenants and promises of the parties hereto, and intending to be legally bound, the Seller and Buyer agree as follows:

1. Acquisition of the Business of Ngen Technologies. The Buyer will acquire, free and clear of all liens, encumbrances, and liabilities, one hundred percent (100%) of Seller’s muffler technology Business described and identified above including its goodwill as a going concern. This acquisition shall include the Seller’s rights under its contracts, licenses, privileges, franchises and agreements, and all assets and property owned and used by Seller in the Business other than any property that may be specifically excluded in this Agreement or in the annexed “Exhibit A”. This acquisition includes the Seller’s currently held purchase orders and any additional purchase orders up to the date of closing or such other property as may be listed in Exhibit B.

2. Purchase Price. The payment in this transaction will be the issuance of capital stock that equates to ownership of 85% of the Buyer to Ngen Technologies USA, Corp. The Buyer will also issue a new series of Preferred Stock to Clifford M Rhee that will include voting control of the Buyer.

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(a) As immediately as practicable after the signing of the LOI, the Buyer will issue a replacement convertible note (the “Replacement Note”) for approximately $200,000 to a third party investor to satisfy outstanding debt. Buyer will also issue a new convertible note (the “New Note’) in exchange for a commitment of funds to be negotiated. Funds from the New Note are to be used to cover the costs to bring Buyer current in its reporting obligations and to assist in monthly operating expenses. Of the committed amount, the lender will fund (the “Initial Funding”) within 5 business days of the Buyer obtaining an engagement letter from the Buyer’s auditor. The Initial Funding will be used to pay certain operation expenses and amounts necessary to begin to bring current Buyers financial reporting obligations . The Replacement Note and all of the terms and conditions therein (including any conversion rights) will be assumed by the surviving entity.

(b) The issuance and funding of the New Note above will be negotiated by the Buyer and approved by Seller prior to the initial Funding.

(c) The Buyer may satisfy the purchase price of 85% ownership by delivery of a new Series of Preferred Stock of the Buyer that will convert to 85% of the outstanding shares, post-merger.

(d) As additional consideration, Ron Heinemann, will resign as CEO of Buyer and will appoint two new Board (the “BOD”) members, to be nominated (the “Nominees”) by the Seller. The Nominees must meet the BOD requirements of an OTCQB public Company and have completed the attached BOD questionnaires. Heineman’s resignation as CEO of the Buyer, causes the immediate cancellation of the 1,000 shares of Series D Preferred Stock Heineman owns.

3. Adjustments at Closing. Adjustments shall be made at the time of closing for all operating expenses including, but not limited to, rent and rent deposits, prepaid interest, insurance premiums, utility charges and deposits, maintenance charges and taxes, payroll, and payroll taxes.

4. Closing Date. The transfer of assets and the closing under this Agreement shall take place on January 8, 2018. The closing will be in Charlotte, NC. or Covington KY., as the Parties may agree. At that time Seller shall deliver all intellectual properties and patents pertaining to Ngen’s Business (muffler/silencer technology) the muffler Purchase Order from Hyundai Motor Cars, All instruments and documents necessary to transfer Seller’s assets and technology of the Business to Buyer. Seller shall at that time execute and deliver all papers and instruments suitable for filing and/or which are necessary to transfer ownership of the trade name to Buyer, and Buyer shall thereafter have the option to use said name in any manner or purpose associated with the Business. When that delivery is made to Buyer and when the Seller receives the delivery of the Purchase Price, the acquisition to Buyer shall be completed and effective, and the new majority shareholders shall have ownership and possession of the Buyer, including the Business.

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5. Representations of Seller. Seller represents and warrants that:

(a) It is duly qualified under the laws of the State of Texas to carry on the Business as now owned and operated.

(b) It is the owner of and has good and marketable title to the property involved in this acquisition, free of all restrictions on transfer or assignment and all encumbrances except for those that are set forth in Exhibit C that is attached and made a part of this Agreement.

(c) No proceedings, judgments, or liens are now pending or threatened against Ngen Technologies.

(d) Seller has complied with all applicable federal, state, and local statutes, laws, and regulations affecting Seller’s properties or the operation of Seller’s business, and he has received no notice of a violation or citation same from any governmental agencies.

(e) Seller has not contracted to sell, or pledge all or part of his business.

(f) Seller will, up to the date of closing, operate the Business in the usual and ordinary manner and will not enter into any contract except as may be required in the regular course of business.

(g) Seller shall not remove or cause to be removed any technology in the ordinary course of business.

(h) Seller has paid and until the date of closing will continue to pay all taxes, federal, state and local.

6. Representations of Buyer. Buyer represents and warrants that:

(a) It is duly qualified under the laws of the State of Nevada to carry on the business as now owned and operated.

(b) It has the corporate authority to issue all shares involved in this transaction, free of all restrictions on transfer or assignment and all encumbrances.

(c) There are no proceedings, judgments, or liens are now pending or threatened except for those that are set forth in Exhibit D that is attached and made a part of this Agreement.

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(d) Buyer has complied with all applicable federal, state, and local statutes, laws, and SEC regulations affecting Buyer’s operation. Buyer has agreed that they will work diligently to become current in all SEC required filings, subject to the complete funding of the New Note, or other means to satisfy the costs of such filings.

(e) Buyer has not contracted to sell, or pledge any part of his business.

(f) Buyer will immediately after the closing remove all aspects of their current pizza business. The removal shall be conducted in the usual and ordinary manner through a spin out or other strategy as defined by the SEC rules and regulations.

(g) Buyer shall not pledge, cancel of remove any shares of company preferred or common stock prior to closing without Ngen Technologies approval.

(h) Buyer has paid and until the date of closing will continue to pay all taxes, federal, state and local.

7. Inspection of books and records. Seller shall have the right after the signing of the LOI to inspect or have inspected by a certified public accountant or other financial expert, the books and records of Buyer.

8. Assumption of Liabilities.

(a) At time of closing, the Buyer agrees to assume certain contracts and purchase orders and liabilities that arise in the ordinary course of Seller’s business after the signing of this Agreement but before closing. The surviving entity shall assume and hereby agrees to be bound by all contracts between seller and any third person executed during the normal course of Seller’s business. Buyer shall not be liable for any of the obligations or liabilities of Seller of any kind and nature other than those specifically mentioned herein. The surviving entity will indemnify Seller against any and all liability under the contracts and obligations assumed hereunder, provided that Seller is not in default under any of such contracts or obligations at the date of closing.

(b) Seller shall continue to perform any contracts requiring performance between the date of this Agreement and the date of closing, and Seller agrees to indemnify and hold Buyer harmless against any liability or expense arising out of any breach of any contract prior to closing.

(c) The surviving entity shall indemnify and hold Seller harmless from any liability or expense arising from any contract entered into by Seller that is later assumed or performed by the surviving entity after the date of closing.

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9. Binding Agreement. This Agreement shall be binding upon the heirs, administrators, successors and assigns of the respective parties.

10. Entire Transaction. This Agreement and any associated documents represent the entire agreement between the parties, and there are no representations, warranties, covenants or conditions, except those specified herein or in accompanying instruments or documents.

11. Amendment. This Agreement may be amended or modified only by a written agreement signed by both of the parties.

12. Survival of Terms. All covenants, warranties, and representations herein shall survive this Agreement and the closing date.

13. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. Neither party may assign its rights or delegate its duties under this Agreement without the other party’s prior written consent.

14. Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflict of laws. Each party consents to the exclusive jurisdiction of the courts located in the State of Texas for any legal action, suit or proceeding arising out of or in connection with this Agreement. Each party further waives any objection to the laying of venue for any such suit, action or proceeding in such courts.

15. Miscellaneous. References to gender herein are interchangeable and generic in all respects. In the event that any provision of this Agreement is held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid, legal and enforceable as though the invalid, illegal or unenforceable parts had not been included in this Agreement. Neither party will be charged with any waiver of any provision of this Agreement, unless such waiver is evidenced by a writing signed by the party and any such waiver will be limited to the terms of such writing.

16. Additional Provisions.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Signed this 28__ day of November, 2017.

SELLER		BUYER

By:	/s/ Clifford Rhee	By:	/s/ Ronald Heineman
Name:	Clifford Rhee	Name:	Ronald Heineman
Title:	Chairman	Title:	CEO

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